Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-283334, No. 333-279685, No. 333-275828, No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149, No. 333-234417 and No. 333-257095) of Trilogy Metals Inc. of our report dated February 13, 2025 relating to the consolidated financial statements of Trilogy Metals Inc. which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
February 13, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-283334, No. 333-279685, No. 333-275828, No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149, No. 333-234417 and No. 333-257095) of Trilogy Metals Inc. of  our report dated February 13, 2025 relating to the  financial statements of Ambler Metals LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
February 13, 2025